Amendment No. 1

                                       to

                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        OREGON METALLURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


                 OREGON                               93-0448167
 --------------------------------------   -------------------------------------
(State of incorporation or organization) (I.R.S. Employer Identification Number)

          530 34TH AVENUE, SW
            ALBANY, OREGON                            97321-0177
 --------------------------------------        ------------------------
(Address of principal executive offices)              (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:  NONE.


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. []

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. []


     Securities to be registered pursuant to Section 12(g) of the Act:

                         RIGHTS TO PURCHASE COMMON STOCK
                                (Title of Class)


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         On December 12, 1996 the Board of Directors of Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), authorized and declared a dividend of a right to purchase one-fifth of a share of common stock, par value $1.00 ("Common Share") and a note, which was replaced and amended with one Common Share right (the "Right") for each Common share of the Company outstanding as of January 3, 1997 (the "Record Date"). The Rights were issued subject to the terms of the Rights Agreement, dated December 12, 1996 and amended as of July 24, 1997 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, LLC as Rights Agent.

         The Rights Agreement provides that Common Shares which become outstanding after the Record Date will also be entitled to one Right per Common Share. The Rights are in all respects governed by and subject to the terms of the Rights Agreement, as it may be amended, which is attached (including all exhibits) as Exhibit 1 to this Registration Statement and incorporated herein by reference. A summary description of the Rights is set forth in Exhibit B to the Rights Agreement.

ITEM 2. EXHIBITS.

        Exhibit Number                            Exhibit
        --------------                            -------

               1 Rights Agreement (including a Form of Rights Certificate as Exhibit A and a Summary of Rights to Purchase Common Shares as Exhibit B)




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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             OREGON METALLURGICAL CORPORATION

                                             By: /s/ Dennis P. Kelly
                                                --------------------------------
                                                  Dennis P. Kelly
                                             Its: Vice President, Finance and
                                                  Chief Financial Officer



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